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                                                                  EXHIBIT 10.1

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

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BARRY HALLET, JR., On Behalf Of             :
Himself and All Others Similarly            :
Situated,                                   :
                                            :
                           Plaintiff,       :        Civil Action No.
                                            :
                  -v-                       :        95 Civ. 8917 (JSM)
                                            :
LI & FUNG, LTD., LI & FUNG (B.V.I.)         :
LIMITED, LF INTERNATIONAL, INC.,            :
PATRICK BRADY, GREGORY SHLOPAK,             :
JOSEPH BARTLETT, MICHAEL HSIEH              :
and CYRK, INC.,                             :
                                            :
                           Defendants.      :
--------------------------------------------x


                     STIPULATION AND AGREEMENT OF SETTLEMENT

         This stipulation and agreement of settlement dated as of April 7, 1998 (the "Stipulation") is submitted pursuant to Rule 23 of the Federal Rules of Civil Procedure. Subject to the approval of the Court, this Stipulation is entered into among Plaintiff Barry Hallett, Jr., and the Class as hereinafter defined, and defendants Cyrk, Inc. ("Cyrk"), and Gregory P. Shlopak ("Shlopak"), Chairman and Chief Executive Officer of Cyrk, Patrick O. Brady ("Brady"), President, Chief Operating Officer and Chief Financial Officer and a director of Cyrk, Joseph Bartlett ("Bartlett") a director of Cyrk, Michael T. Hsieh ("Hsieh") formerly a director of Cyrk, (collectively Shlopak, Brady, Bartlett and Hsieh are referred to as the "Officer and Director Defendants"), Li & Fung Limited, Li & Fung (B.V.I.) Limited, and LF International, Inc. (collectively "Li & Fung") (Cyrk, the Officer


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and Director Defendants and Li & Fung are collectively referred to hereinafter as the "Defendants"), by and through their respective counsel.

         WHEREAS:

         A. The above-captioned action was filed in this Court on or about October 18, 1995, and is hereinafter referred to as the "Action".

         B. The Action was brought as a class action under Rule 23 of the Federal Rules of Civil Procedure on behalf of a plaintiff class ("Class") consisting of all persons who purchased the common stock of Cyrk, Inc. between May 10, 1994 and May 1, 1995, inclusive (the "Class Period"), and who sustained damage as a result of such purchases.

         C. The Complaint filed in the Action generally alleges, among other things, that Defendants issued false and misleading statements regarding the strength of Cyrk's relationship with its largest and most important customer, Philip Morris, Incorporated ("Philip Morris"), including the likelihood of Cyrk's large Philip Morris/Marlboro promotions continuing at high levels during 1995, the likelihood of Cyrk receiving new promotional contracts from other major brand name product sellers during 1995, its competitive position and advantages, and its future business and earnings prospects including that it would have during 1995, high revenues and earnings. The Complaint also alleges that during the Class Period the Defendants knew for several reasons that problems were afflicting Cyrk's business.



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         D.   The Complaint alleges further that these statements were each false and misleading when made. They allegedly inflated the price of Cyrk's stock to a Class Period high of $44.75 per share so that Cyrk's insiders, including Shlopak, Brady and Li & Fung, could sell large amounts of their Cyrk stock under SEC Rule 144 and in a registered secondary public offering of Cyrk stock on December 1, 1994 (the "Offering") all allegedly without disclosing material non-public adverse information.

         E. The Complaint further alleges that Plaintiff and other class members purchased the common stock of Cyrk during the Class Period at prices artificially inflated as a result of the Defendants' dissemination of false and misleading statements regarding Cyrk in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Rule 10b-5 promulgated thereunder.

         F. The Defendants filed motions to dismiss the Complaint for failure to state a claim, and Li & Fung Limited and Li & Fung (B.V.I.) Limited moved to dismiss for lack of jurisdiction. By Memorandum Opinion and Order, the Court denied the Defendants' motions. (Li & Fung Limited and Li & Fung (B.V.I.) Limited have continued to dispute this Court's exercise of personal jurisdiction over them; however, both entities agree to consent to this Court's exercise of jurisdiction over them for the limited purpose of considering and potentially approving and enforcing the Settlement set forth in this Stipulation, as set forth in paragraph 25 below.)



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         G.   Plaintiff sought certification of this Action as a class action.
By Opinion and Order dated October 6, 1997, the Court certified this Action as a class action pursuant to Federal Rules of Civil Procedure 23(a) and 23(b)(3).

         H. The Defendants filed answers, denying the allegations of Plaintiff's Complaint and asserting several defenses. The Defendants deny any wrongdoing of any nature and this Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any Defendant with respect to any claim or of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that Defendants have asserted. Defendants assert no claim that this action was brought in violation of Federal Rule of Civil Procedure 11 and recognize that the litigation is being voluntarily settled after advice of counsel, and that the terms of the settlement are fair, adequate and reasonable. This Stipulation shall not be construed or deemed to be a concession by Plaintiff of any infirmity in the claims asserted in the Action. The Defendants have concluded that further conduct of the litigation would be protracted, expensive and disruptive to their businesses and that it is desirable to fully and finally settle the litigation on the terms and conditions herein to avoid further expense, inconvenience and distraction of the litigation and to dispel any uncertainty occasioned thereby.

         I. Plaintiff's Counsel have conducted an extensive investigation relating to the claims and the underlying events and



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transactions alleged in the Complaint. Document discovery has been obtained from
Defendants and from third parties, numerous witnesses have been interviewed, and nine depositions were taken. Plaintiff's Counsel have analyzed the evidence adduced during pretrial discovery and have researched the applicable law with respect to the claims of Plaintiff and the Class against the Defendants and the potential defenses thereto.

         J. Plaintiff, by his counsel, have conducted discussions and arms'-length negotiations with counsel for Defendants with respect to a compromise and settlement of the Action with a view to settling the issues in dispute and achieving the best relief possible consistent with the interests of the Class.

         K. Based upon their investigation and pretrial discovery as set forth above, counsel for Plaintiff and the Class have concluded that the terms and conditions of this Stipulation are fair, reasonable and adequate to Plaintiff and the Class, and in their best interests, and have agreed to settle the claims raised in the Action pursuant to the terms and provisions of this Stipulation, after considering (a) the substantial benefits that Plaintiff and the members of the Class will receive from settlement of the Action, (b) the attendant risks of litigation, and (c) the desirability of permitting the Settlement to be consummated as provided by the terms of this Stipulation.

         NOW THEREFORE, without any admission or concession on the part of Plaintiff of any lack of merit of the Action whatsoever, and without any admission or concession of any liability or



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wrongdoing or lack of merit in the defenses whatsoever by Defendants, it is hereby further STIPULATED AND AGREED, by and among the parties to this Stipulation, through their respective attorneys, subject to approval of the Court pursuant to Rule 23(e) of the Federal Rules of Civil Procedure, in consideration of the benefits flowing to the parties hereto from the Settlement, that all Settled Claims (as defined below) as against the Released Persons (as defined below) shall be compromised, settled, released and dismissed with prejudice, upon and subject to the following terms and conditions:

                               CERTAIN DEFINITIONS

         1. As used in this Stipulation, the following terms shall have the following meanings:

              a. "Authorized Claimant" means a Class Member who submits a timely and valid Proof of Claim form to the Claims Administrator.

              b. "Claims Administrator" means the firm of Gilardi & Co. LLC, which shall administer the Settlement.

              c. "Class" and "Class Members" means all persons who purchased the common stock of Cyrk during the period from May 10, 1994 through May 1, 1995, inclusive, and were damaged thereby. Excluded from the Class are the Defendants in this action, their immediate family members, and the directors, officers, subsidiaries and affiliates of Cyrk. Also excluded from the Class are any putative Class Members who exclude themselves by filing a request for exclusion in accordance with the requirements set forth in the



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Notice.

              d. "Class Period" means the period of time from May 10, 1994 through May 1, 1995, inclusive.

              e. "Defendants' Counsel" means the law firms of FRIEDMAN KAPLAN & SEILER LLP; CHOATE, HALL & STEWART; and HELLER, EHRMAN, WHITE & McAULIFFE.

              f. "Effective Date of Settlement" or "Effective Date" means the date upon which the Settlement contemplated by this Stipulation shall become effective, as set forth in paragraph 21 below.

              g. "Notice" means the Notice of Pendency of Class Action, Hearing On Proposed Settlement and Attorneys' Fee Petition, and Notice of Right to Share in Settlement Fund, which is to be sent to members of the Class in the form attached hereto as Exhibit 1 to Exhibit A.

              h. "Order and Final Judgment" means the proposed order in the form attached hereto as Exhibit B.

              i. "Order for Notice and Hearing" means the proposed order in the form attached hereto as Exhibit A.

              j. "Plaintiff's Counsel" means counsel for Plaintiff and the Class, the law firms of KAPLAN, KILSHEIMER & FOX LLP; MILBERG WEISS BERSHAD HYNES & LERACH LLP; and BERMAN, DEVALERIO & PEASE LLP.

              k. "Publication Notice" means the Summary Notice Of Pendency Of Class Action, Proposed Settlement And Settlement Hearing for publication in the form attached as Exhibit 3 to



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Exhibit A.

              l. "Released Persons" means any and all of the Defendants, their past or present subsidiaries, parents, affiliates, successors, predecessors, and insurers, and each of their present or former officers, directors, shareholders, employees, attorneys, advisors, investment advisors, underwriters, investment bankers, and accountants, and any person, firm, trust, corporation, officer, director or other individual or entity in which any Defendant has a controlling interest or which is related to or affiliated with any of the Defendants, and the legal representatives, agents, heirs, estates, successors in interest, or assigns of the Defendants.

              m. "Settled Claims" means all claims, including both known claims and Unknown Claims, demands, rights, liabilities and causes of action of every nature and description whatsoever, whether in contract, tort, equity or otherwise, whether or not concealed or hidden, asserted or that might have been asserted, including without limitation, claims for negligence, gross negligence, indemnification, breach of duty of care and/or breach of duty of loyalty, fraud, breach of fiduciary duty, or violations of any state or federal statutes, rules or regulations (including, without limitation, under any insider trading prohibition, or any antifraud provision of the Securities Act of 1933, the Securities Exchange Act of 1934, or similar provisions of any state statute, regulation or common law provision of any state) by any Class Member against the Released Persons (i) that arise out of, now or



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hereafter, or relate, directly or indirectly, to the purchase or sale of Cyrk common stock by any Class Member during the Class Period and (a) the Company's Offering of Cyrk common stock in December 1994, or (b) the Company's public disclosures during the Class Period, or (c) this Stipulation And Agreement Of Settlement (except for actions to enforce compliance with the terms hereof), or
(d) any matters, transactions or occurrences referred to in the Complaint or this Stipulation, or (ii) that are, were or could have been alleged in any court or forum by Plaintiff or any Class Member, either directly, indirectly, representatively or in any other capacity, based upon, relating to, or arising from the facts which were, or could have been, alleged in the Complaint and relating, directly or indirectly, to the purchase or sale of Cyrk common stock during the Class Period, or (iii) that arise out of, now or hereafter, or relate, directly or indirectly, to the sale of any Cyrk stock during the Class Period by any Defendant.

              n. "Settlement" means the settlement contemplated by this Stipulation.

              o. "Unknown Claims" means any Settled Claims which Plaintiff or any Class Member does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons which if known by him, her or it might have affected his, her or its decision not to object to this settlement. With respect to any and all Settled Claims the parties stipulate and agree that, upon the Effective Date of the Settlement, Plaintiff shall expressly and the Class Members shall be deemed to have, and by



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operation of the Order and Final Judgment shall have, expressly waived and relinquished, to the fullest extent permitted by law, the provisions, rights and benefits of ss. 1542 of the California Civil Code, or any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to ss. 1542 of the California Civil Code, which provides:

         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Plaintiff and the members of the Class may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Settled Claims but the release herein provided shall expressly include all such Unknown Claims.

                         SCOPE AND EFFECT OF SETTLEMENT

         2. The obligations incurred pursuant to this Stipulation shall be in full and final disposition of the Action and any and all Settled Claims as against all Released Persons.

         3.   a.   Upon the Effective Date of this Settlement, Plaintiff and
members of the Class on behalf of themselves, their heirs, executors, administrators, successors and assigns, and any persons they represent, shall, with respect to each and every Settled Claim release and forever discharge, and shall forever be enjoined from prosecuting any Settled Claims against any of the Released Persons.



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         b.   Upon the Effective Date of this Settlement, the Settling
Defendants, on behalf of themselves and the Released Persons, shall release and forever discharge any claims, rights, causes of action or liabilities for contribution, indemnification, damages or costs against any other of the Settling Defendants arising out of or related to the Settled Claims as actually resolved, released and extinguished by the Settlement of this Action; provided, however, that this paragraph 3.b. shall have no effect whatsoever on any rights held by any Settling Defendant or Released Person (including rights to contribution or indemnification from any other of the Settling Defendants) with respect to any other claims or causes of action that may be brought against them for which such rights exist in their favor in the absence of this paragraph 3.b.; and provided further, however, that this paragraph 3.b. shall have no effect whatsoever on any rights held by any Settling Defendant or Released Person (including rights to contribution or indemnification from any other of the Settling Defendants) with respect to claims, if any, brought against any Settling Defendant or Released Person by any Class Member who requests exclusion or who challenges the validity of this Settlement in any proceeding; and, provided further, however, that this paragraph 3.b. shall have no effect whatsoever on any rights or claims against Cyrk, to the extent such rights or claims may exist for the payment of expenses (including attorneys' fees but excluding amounts paid in settlement of the Action) actually and reasonably incurred by any Settling Defendant who is an officer or



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director of Cyrk in connection with the defense of this Action.

THE SETTLEMENT CONSIDERATION

         4. On or before April 7, 1998, Defendants shall pay or cause to be paid by wire transfer, or by other mutually agreed method of delivery (provided that such funds shall be available for investment by the Escrow Agents on April 7, 1998), into escrow on behalf of Plaintiff and the Class $13,650,000 (the "Settlement Amount"), each Defendant or insurer of a Defendant having a several, but not joint, obligation to deposit into the escrow the amount that that Defendant and their insurers have agreed among themselves separately to fund. If Defendants fail to deposit all of the Settlement Amount as contemplated by this paragraph 4, then Plaintiff's Counsel shall have the option to terminate the Settlement as their sole and exclusive remedy; provided however, that if Plaintiff's Counsel elects to exercise this option, all money deposited into the escrow shall be returned to the Defendant or insurer who deposited it, together with any interest earned thereon, within 10 days of such exercise by Plaintiff's Counsel. The Settlement Amount and any interest earned thereon shall be the Gross Settlement Fund.

         5. The Gross Settlement Fund, net of any Taxes (as defined below) on the income thereof, shall be used to pay (i) the Notice and Administration Costs referred to in paragraph 7 hereof, (ii) the attorneys' fee and expense award referred to in paragraph 8 hereof, (iii) the remaining administration expenses referred to in paragraph 9 hereof. The balance of the Gross Settlement Fund



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after the above payments shall be the Net Settlement Fund which shall be distributed to the Authorized Claimants as provided in paragraphs 10-12 hereof. Any sums required to be held in escrow hereunder prior to the Effective Date shall be held by Kaplan, Kilsheimer & Fox LLP and Milberg Weiss Bershad Hynes & Lerach LLP as Escrow Agents for the Settlement Fund. All funds held by the Escrow Agents shall be deemed to be IN CUSTODIA LEGIS of the Court and shall remain subject to the jurisdiction of the Court until such time as the funds shall be distributed or returned to Defendants pursuant to this Stipulation and/or further order of the Court. The Escrow Agent shall invest any funds in excess of $100,000 in United States Government obligations with a maturity of 180 days or less, and shall collect and reinvest all interest accrued thereon. Any funds held in escrow in an amount of less than $100,000 may be held in an interest bearing bank account insured by the FDIC. The Plaintiff, the Defendants, and their counsel shall not bear any risk related to the investment of any funds held hereunder. The parties hereto agree that the Settlement Fund is intended to be a Qualified Settlement Fund within the meaning of Treasury Regulation ss. 1.468B-1 and that the Escrow Agent as administrator of the Settlement Fund within the meaning of Treasury Regulation ss.1.468B-2(k)(3), shall be responsible for filing tax returns for the Settlement Fund and paying from the Settlement Fund any Taxes owed with respect to the Settlement Fund. Counsel for Defendants agree to provide promptly to the Escrow Agent the statement described in Treasury Regulation ss. 1.468B-3(e).



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              a.   All (i) taxes on the income of the Settlement Fund, and (ii)
expenses and costs incurred in connection with the taxation of the Settlement Fund (including, without limitation, expenses of tax attorneys and accountants) (collectively "Taxes") shall be paid out of the Settlement Fund, shall be considered to be a cost of administration of the settlement and shall be timely paid by the Escrow Agent without prior Order of the Court.

(I) ADMINISTRATION

         6. The Claims Administrator shall administer the Settlement under Plaintiff's Counsel's supervision and subject to the jurisdiction of the Court. Except as stated in paragraph 12 hereof, Defendants shall have no responsibility for the administration of the Settlement and shall have no liability to the Class in connection with such administration. Defendants' Counsel shall cooperate in the administration of the Settlement to the extent reasonably necessary to effectuate its terms, including providing all information from their transfer records concerning the identity of Class Members and their transactions.

         7. Prior to the Effective Date, Plaintiff's Counsel may expend from the Settlement Amount, without further approval from the Defendants or the Court, up to the sum of $100,000.00 to pay the reasonable costs and expenses associated with the administration of the Settlement, including without limitation, the costs of identifying members of the Class and effecting mail Notice and Publication Notice. Such amounts shall include, without limitation, the actual costs of publication, printing and mailing



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the Notice, reimbursements to nominee owners for forwarding notice to their beneficial owners, and the administrative expenses incurred and fees charged by the Claims Administrator in connection with providing notice and processing the claims filed.

(II) ATTORNEYS' FEES AND EXPENSES

         8. Plaintiff's Counsel will apply to the Court for an award from the Gross Settlement Fund of attorneys' fees not to exceed one-third (33-1/3%) of the Gross Settlement Fund and reimbursement of expenses. The application for attorneys fees and for reimbursement of expenses shall be considered by the Court separate and apart from the approval of the Settlement and is not a condition of the Settlement. Such attorneys' fee and expenses as are awarded by the Court shall be paid from the Gross Settlement Fund to Plaintiff's Counsel immediately upon award, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the settlement or any part thereof, subject to Plaintiff's Counsel's obligation to make appropriate refunds or repayments to the Settlement Fund plus accrued interest, if and when, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the fee or cost award is reduced or reversed. Provided, however, that in the event that the Stipulation and the Settlement set forth herein does not become Effective for any reason, or the Judgment or the Order making the fee and expense award is reversed or modified on appeal, and in the event that the fee and expense award has been paid to any extent, then Plaintiff's Counsel shall within five (5)



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business days from the event which precludes the Effective Date from occurring or such reversal or modification, refund to the Gross Settlement Fund the fees, expenses, costs and interest previously paid to them from the Gross Settlement Fund, including accrued interest on any such amount at the average rate earned on the Gross Settlement Fund from the time of withdrawal until the date of refund. Each such Plaintiff's Counsel's law firm, as a condition of receiving such fees and expense, on behalf of itself and each partner and/or shareholder of it, shall be jointly and severally responsible to refund the fees, expenses, costs and interest as set forth above, and each Plaintiff's Counsel's law firm agrees that the law firm and its partners and/or shareholders are subject to the jurisdiction of the Court for the purpose of enforcing this paragraph 8 of the Stipulation. Without limitation, each such law firm and its partners and/or shareholders agree that the Court may, upon application of Defendants, summarily issue orders, including but not limited to, judgments and attachment orders, and may make appropriate findings of or sanctions for contempt, against them or any of them should such law firm fail timely to repay fees and expenses pursuant to this paragraph 8 of the Stipulation.

(III) ADMINISTRATION EXPENSES

         9. Plaintiff's Counsel will apply to the Court, on notice to Defendants' Counsel, for an order (the "Class Distribution Order") approving the Claims Administrator's administrative determinations concerning the acceptance and



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rejection of the claims filed herein and approving the fees and expenses of the
Claims Administrator, and, if the Effective Date has occurred, directing payment of the Net Settlement Fund to Authorized Claimants.

(IV)  DISTRIBUTION TO AUTHORIZED CLAIMANTS

         10. The Claims Administrator shall determine each Authorized Claimant's PRO RATA share of the "Net Settlement Fund" (the Gross Settlement Amount including interest net of Taxes and less all approved costs fees and expenses) based upon each Authorized Claimant's Recognized Claim as defined in the Plan of Allocation set forth in the Notice, or such other Plan of Allocation as is ultimately proposed by Plaintiff's Counsel and approved by the Court. Approval of the Plan of Allocation provided in the Notice annexed hereto is not a condition of this Settlement.

ADMINISTRATION OF THE SETTLEMENT

         11. Any member of the Class who does not file a valid Proof of Claim will not be entitled to receive any of the proceeds from the Net Settlement Amount but will otherwise be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Judgment to be entered in the Action and the releases provided for herein, and will be barred from bringing any action against the Released Persons concerning the Settled Claims.

         12. Plaintiff's Counsel shall be responsible for supervising the administration of the Settlement and disbursement of the Net Settlement Fund by the Claims Administrator. Except for their obligation to pay the Settlement Amount, and to cooperate in the



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production of information with respect to the identification of class members from the company's shareholder transfer records, as provided herein, Defendants shall have no liability, obligation or responsibility for the administration of the Settlement or disbursement of the Gross or Net Settlement Fund. Plaintiff's Counsel shall have the right, but not the obligation, to waive what they deem to be formal or technical defects in any Proofs of Claim filed in the interests of achieving substantial justice.

         13. For purposes of determining the extent, if any, to which a Class Member shall be entitled to be treated as an "Authorized Claimant", the following conditions shall apply:

              a. Each Class Member shall be required to submit a signed Proof of Claim (see attached Exhibit 2 to Exhibit A), supported by such documents as are designated therein, including proof of the Claimant's loss, or such other documents or proof as Plaintiff's Counsel, in their discretion, may deem acceptable;

              b. All Proofs of Claim must be submitted by the date specified in the Notice unless such period is extended by Order of the Court. Any Class Member who fails to file a Proof of Claim by such date shall be forever barred from receiving any payment pursuant to this Stipulation (unless, by Order of the Court, a later filed Proof of Claim by such Class Member is approved), but shall in all other respects be bound, as all Class Members will be bound, by all of the terms of this Stipulation and the Settlement including the terms of the Judgment to be entered in the Action and the releases provided for herein, and will be barred



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from bringing any action against the Released Persons concerning the Settled
Claims. Provided that it is received before the distribution of the Net Settlement Fund, a Proof of Claim shall be deemed to have been submitted when posted, if received with a postmark indicated on the envelope and if mailed first-class postage prepaid and addressed in accordance with the instructions thereon. In all other cases, the Proof of Claim shall be deemed to have been submitted when actually received by Plaintiff's Counsel or its designee;

              c. Each Proof of Claim shall be submitted to and reviewed by the Claims Administrator, under the supervision of Plaintiff's Counsel, who shall determine in accordance with this Stipulation, and the Plan of Allocation ultimately approved by the Court, the extent, if any, to which each claim shall be allowed, subject to review by the Court pursuant to subparagraph e. below;

              d. Proofs of Claim that do not meet the filing requirements may be rejected. Prior to rejection of a Proof of Claim, the Claims Administrator shall communicate with the Claimant in order to remedy the curable deficiencies in the Proof of Claims submitted. The Claims Administrator, under supervision of Plaintiff's Counsel, shall notify, in a timely fashion and in writing, all Claimants whose Proofs of Claim they propose to reject in whole or in part, setting forth the reasons therefor, and shall indicate in such notice that the Claimant whose claim is to be rejected has the right to a review by the Court if the Claimant so desires and complies with the requirements of subparagraph (e)



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below; and

              e. If any Claimant whose claim has been rejected in whole or in part desires to contest such rejection, the Claimant must, within twenty (20) days after the date of mailing of the notice required in subparagraph (d) above, serve upon the Claims Administrator a notice and statement of reasons indicating the Claimant's grounds for contesting the rejection along with any supporting documentation, and requesting a review thereof by the Court. If a dispute concerning a claim cannot be otherwise resolved, Plaintiff's Counsel shall thereafter present the request for review to the Court.

              f. The administrative determinations of the Claims Administrator accepting and rejecting claims shall be presented to the Court, on notice to Defendants' Counsel, for approval by the Court in the Class Distribution Order.

         14. Each Claimant shall be deemed to have submitted to the jurisdiction of the Court with respect to the Claimant's claim, and the claim will be subject to investigation and discovery under the Federal Rules of Civil Procedure, provided that such investigation and discovery shall be limited to that Claimant's status as a Class Member and the validity and amount of the Claimant's claim. No discovery shall be allowed on the merits of the Action or Settlement in connection with processing of the Proofs of Claim. Defendants and their counsel shall have no responsibility for or obligation to participate in the review, investigation or discovery relating to any Claimant's claim.



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

         15. Payment pursuant to this Stipulation shall be deemed final and conclusive against all Class Members. All Class Members whose claims are not approved by the Court shall be barred from participating in distributions from the Net Settlement Amount, but otherwise shall be bound, as all Class Members will be bound, by all of the terms of this Stipulation and the Settlement, including the terms of the Judgment to be entered in the Action and the releases provided for herein, and will be barred from bringing any action against the Released Persons concerning the Settled Claims.

         16. All proceedings with respect to the administration, processing and determination of claims described by paragraphs 11 through 17 of this Stipulation and the determination of all controversies relating thereto, including disputed questions of law and fact with respect to the validity of claims, shall be subject to the jurisdiction of the Court.

         17. The Net Settlement Amount shall be distributed to Authorized Claimants by the Claims Administrator only after the Effective Date and after:
(i) all Claims have been processed, and all Claimants whose Claims have been rejected or disallowed, in whole or in part, have been notified and provided the opportunity to be heard concerning such rejection or disallowance; (ii) all objections with respect to all rejected or disallowed claims have been resolved by the Court, and all appeals therefrom have been resolved or the time therefor has expired; and (iii) all matters with respect to attorneys' fees, costs, and disbursements have been resolved by the Court, all appeals therefrom have been resolved or



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the time therefor has expired, and (iv) all costs of administration have been paid.

TERMS OF ORDER FOR NOTICE AND HEARING

         18. Concurrently with their application for preliminary Court approval of the Settlement contemplated by this Stipulation, Plaintiff's Counsel and Defendants' Counsel jointly shall apply to the Court for entry of an Order for Notice and Hearing, substantially in the form annexed hereto as Exhibit A.

TERMS OF ORDER AND FINAL JUDGMENT

         19. If the Settlement contemplated by this Stipulation is approved by the Court, counsel for the parties shall request that the Court enter an Order and Final Judgment substantially in the form annexed hereto as Exhibit B.

SUPPLEMENTAL AGREEMENT

         20. Simultaneously herewith, Plaintiff's Counsel and Defendants' Counsel are executing a "Supplemental Agreement" setting forth certain conditions under which this Stipulation may be withdrawn or terminated by Defendants if potential Class Members who purchased in excess of a certain number of shares of Cyrk common stock traded during the Class Period exclude themselves from the Class. The Supplemental Agreement shall be filed under seal if permitted by the Court, and, if not so permitted, shall not be filed, but its substantive content can, if necessary, be brought to the attention of the Court, IN CAMERA if so requested by the attorneys for any of the undersigned parties and permitted by the Court. In the event of a withdrawal from this Stipulation pursuant to the Supplemental Agreement, this Stipulation shall become null and void and of no further force and effect and the provisions of paragraph 23 shall apply. Notwithstanding the foregoing, the Stipulation shall not become null and void as a result of the election by the Defendants to exercise their option to withdraw from the Stipulation pursuant to the Supplemental Agreement until the conditions set forth in the Supplemental Agreement have been satisfied.

EFFECTIVE DATE OF SETTLEMENT, WAIVER OR TERMINATION

         21. The Effective Date of Settlement shall be the date when all the following shall have occurred:

              (a) entry of the Order for Notice and Hearing in all material respects in the form annexed hereto as Exhibit A;

              (b) approval by the Court of the Settlement, following notice to the Class and a hearing, as prescribed by Rule 23 of the Federal Rules of Civil Procedure; and

              (c) entry by the Court of an Order and Final Judgment, in all material respects in the form set forth in Exhibit B annexed hereto, and the expiration of any time for appeal or review of such Order and Final Judgment, or, if any appeal is filed and not dismissed, after such Order and Final Judgment is upheld on appeal in all material respects and is no longer subject to review upon appeal or review by writ of certiorari, or, in the event that the Court enters an order and final judgment in form other than that provided above ("Alternative Judgment") and none of the parties hereto elect to terminate this Settlement, the date that such Alternative Judgment becomes final and no longer subject to appeal or review.

         22. Defendants' Counsel or Plaintiff's Counsel shall have the right to terminate the Settlement and this Stipulation by providing written notice of their election to do so ("Termination Notice") to all other parties hereto within thirty days of (a) the Court's declining to enter the Order for Notice and Hearing in any material respect; (b) the Court's refusal to approve this Stipulation or any material part of it; (c) the Court's declining to enter the Order and Final Judgment in any material respect; (d) the date upon which the Order and Final Judgment is modified or reversed in any material respect by the Court of Appeals or the Supreme Court; or (e) the date upon which an Alternative Judgment is modified or reversed in any material respect by the Court of Appeals or the Supreme Court.

         23. Except as otherwise provided herein, in the event the Settlement is terminated or modified in any material respect or fails to become effective for any reason, then the parties to this Stipulation shall be deemed to have reverted to their respective status in the Action as of the date and time immediately prior to the execution of this Stipulation and, except as otherwise expressly provided, the parties shall proceed in all respects as if this Stipulation and any related orders had not been entered, and any portion of the Settlement Amount previously paid by Defendants, together with any interest earned thereon, less any Taxes due with respect to such income, and less costs of administration and notice actually incurred and paid or payable from the Settlement Amount (not to exceed $100,000 without the prior approval of Defendants or the Court), shall be returned to Defendants in accordance with instructions to be provided by Defendants' Counsel that will apportion the amount to be returned according to each Defendants' or insurers' contribution to the Settlement Amount.

NO ADMISSION OF WRONGDOING

         24. This Stipulation, whether or not consummated, and any proceedings taken pursuant to it:

              (a) shall not be offered or received against the Defendants as evidence of or construed as or deemed to be evidence of any presumption, concession, or admission by any of the Defendants of the truth of any fact alleged by Plaintiff or the validity of any claim that had been or could have been asserted in the Action or in any litigation, or the deficiency of any defense that has been or could have been asserted in the Action or in any litigation, or of any liability, negligence, fault, or wrongdoing of Defendants;

              (b) shall not be offered or received against the Defendants as evidence of a presumption, concession or admission of any fault, misrepresentation or omission with respect to any statement or written document approved or made by any Defendant, or against the Plaintiff and the Class as evidence of any infirmity in the claims of Plaintiff and the Class;

              (c) shall not be offered or received against the Defendants as evidence of a presumption, concession or admission of any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against any of the parties to this Stipulation, in any other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation; provided, however, that if this Stipulation is approved by the Court, Defendants may refer to it to effectuate the liability protection granted them hereunder; and

              (d) shall not be construed against the Defendants or the Plaintiff and the Class as an admission or concession that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial.

MISCELLANEOUS PROVISIONS

         25. Notwithstanding their asserted, ongoing objection to the Court's exercise of personal jurisdiction over them, Li & Fung Limited and Li & Fung (B.V.I.) Limited consent to the jurisdiction of the Court for the limited purpose of considering, and should the Court so rule, of approving and enforcing the Stipulation and its terms. This Stipulation, whether or not consummated, and any proceedings taken pursuant to it, shall not be offered or received against Li & Fung Limited or Li & Fung (B.V.I.) Limited as evidence of, or construed as or deemed to be evidence of, any presumption, concession or admission that any Court in the United States of America may properly exercise personal jurisdiction over either Li & Fung Limited or Li & Fung (B.V.I.) Limited or that either Li & Fung Limited or Li & Fung (B.V.I.) consent to the exercise of personal jurisdiction over them by any Court in the United States of America in any other context.

         26. All of the exhibits attached hereto are hereby incorporated by reference as though fully set forth herein.

         27. Each Defendant warrants as to himself, or itself that, as to the payments made by or on behalf of him or it, at the time of such payment that the Defendant made or caused to be made pursuant to paragraph 4 above, he or it was not insolvent nor did nor will the payment required to be made by or on behalf of him or it render such Defendant insolvent within the meaning of and/or for the purposes of the United States Bankruptcy Code, including secs. 101 and 547 thereof. This warranty is made by each such Defendant and not by such Defendant's counsel.

         28. If a case is commenced in respect of any Defendant under Title 11 of the United States Code (Bankruptcy), or a trustee, receiver or conservator is appointed under any similar law, and in the event of the entry of a final order of a court of competent jurisdiction determining the transfer of money to the Escrow Account or any portion thereof by or on behalf of such Defendant to be a preference, voidable transfer, fraudulent transfer or similar transaction and any portion thereof is required to be returned, and such amount plus applicable interest is not promptly deposited to the Gross Settlement Fund by other settling Defendants, then, at the election of Plaintiff's Counsel, the parties shall jointly move the Court to vacate and set aside the releases given and Judgment entered in favor of the Defendants pursuant to this Settlement Agreement, which releases and Judgment shall be null and void, and the Parties shall be restored to their respective positions in the litigation as of the date a day prior to the date of this Settlement Agreement and any cash amounts in the escrow shall be returned as provided in paragraph 23 above.

         29. The Parties to this Stipulation intend the Settlement to be a full, final and complete resolution of all disputes asserted or which could be asserted by the Class Members against the Released Persons with respect to the Settled Claims. Accordingly, the Defendants agree not to assert in any court or arbitration forum that the litigation was brought in bad faith or without a reasonable basis. The Parties agree that the amount paid and the other terms of the Settlement were negotiated at arm's length in good faith by the Parties, and reflect a settlement that was reached voluntarily after consultation with experienced legal counsel.

         30. This Stipulation may not be modified or amended, nor may any of its provisions be waived except by a writing signed by all parties hereto or their successors-in-interest.

         31. The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

         32. The administration and consummation of the Settlement as embodied in this Stipulation shall be under the authority of the Court and the Court shall retain jurisdiction for the purpose of entering orders providing for awards of attorneys' fees and expenses to Plaintiff's Counsel and enforcing the terms of this

Stipulation.

         33. The waiver by one party of any breach of this Stipulation by any other party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation.

         34. This Stipulation and its exhibits and the Supplemental Agreement constitute the entire agreement as between the Plaintiff and the Defendants concerning the Settlement of the Action, and no representations, warranties, or inducements have been made by any party hereto concerning this Stipulation and its exhibits and the Supplemental Agreement other than those contained and memorialized in such documents.

         35. This Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument provided that counsel for the parties to this Stipulation shall exchange among themselves original signed counterparts.

         36. This Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto.

         37. The construction, interpretation, operation, effect and validity of this Stipulation, and all documents necessary to effectuate it, shall be governed by the internal laws of the State of New York without regard to conflicts of laws, except to the extent that federal law requires that federal law governs.

         38. This Stipulation shall not be construed more strictly against one party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the parties, it being recognized that it is the result of arm's-length negotiations between the parties and all parties have contributed substantially and materially to the preparation of this Stipulation.

         39. All counsel and any other person executing this Stipulation and any of the exhibits hereto, or any related settlement documents, warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms.

         40. Plaintiff's Counsel and Defendants' Counsel agree to cooperate fully with one another in seeking Court approval of the Order for Notice and Hearing, the Stipulation and the Settlement, and to promptly agree upon and execute all such other documentation as may be reasonably required to obtain final approval by the District Court and as necessary of the Settlement.

Dated: New York, New York
       April   , 1998

                                                KAPLAN, KILSHEIMER & FOX LLP


                                                ------------------------------
                                                Robert N. Kaplan (RK 3100)
                                                Laurence D. King (LK 7190)
                                                Paul B. Lyons (PL 5036)
                                                685 Third Avenue
                                                New York, NY 10017
                                                (212) 687-1980



                                      30 -

                                                MILBERG WEISS BERSHAD
                                                  HYNES & LERACH LLP


                                                ------------------------------
                                                David J. Bershad (DB 9981)
                                                George A. Bauer III (GB 2919)
                                                Kenneth J. Vianale (KV 4607)
                                                One Pennsylvania Plaza
                                                New York, NY 10119
                                                (212) 594-5300



                                                BERMAN, DEVALERIO & PEASE LLP


                                                ------------------------------
                                                Glen DeValerio
                                                Jeffrey C. Block (JB 0387)
                                                One Liberty Square
                                                Boston, MA 02109
                                                (617) 542-8300

                                                Attorneys for Plaintiff
                                                Barry Hallet, Jr.



                                                FRIEDMAN KAPLAN & SEILER LLP


                                                ------------------------------
                                                Bruce S. Kaplan
                                                Hal Neier
                                                Daniel B. Rapport
                                                875 Third Avenue
                                                New York, New York 10022

                                                Attorneys for Defendants
                                                Partick Brady, Gregory Shlopak
                                                and Joseph Bartlett

                                                CHOATE, HALL & STEWART


                                                ------------------------------
                                                Mitchell H. Kaplan
                                                John R. Baraniak, Jr.
                                                Denise W. DeFranco
                                                Exchange Place
                                                53 State Street
                                                Boston, Massachusetts 02109

                                                Attorneys for Defendant Cyrk,
                                                Inc.



                                                HELLER, EHRMAN, WHITE &
                                                McAULIFFE


                                                ------------------------------
                                                Douglas M. Schwab, Esq.
                                                Laurence A. Weiss, Esq.
                                                333 Bush Street
                                                San Francisco, CA 94104-2878

                                                 -and-

                                                Michael L. Charlson, Esq.
                                                525 University Avenue
                                                Palo Alto, CA 94301-1900

                                                Attorneys for Defendants
                                                Michael Hsieh, LF
                                                International, Inc., Li & Fung
                                                Limited and Li & Fung (B.V.I.)
                                                Limited

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

--------------------------------------------x
BARRY HALLET, JR., On Behalf Of             :
Himself and All Others Similarly            :
Situated,                                   :
                                            :
                           Plaintiff,       :        Civil Action No.
                                            :
                  -v-                       :        95 Civ. 8917 (JSM)
                                            :
LI & FUNG, LTD., LI & FUNG (B.V.I.)         :
LIMITED, LF INTERNATIONAL, INC.,            :
PATRICK BRADY, GREGORY SHLOPAK,             :
JOSEPH BARTLETT, MICHAEL HSIEH              :
and CYRK, INC.,                             :
                                            :
                           Defendants.      :
--------------------------------------------x


                         PRELIMINARY ORDER IN CONNECTION
                           WITH SETTLEMENT PROCEEDINGS


         WHEREAS, on April, 1998, the parties to the above-entitled litigation entered into a Stipulation and Agreement of Settlement (the "Stipulation") which is subject to review under Rule 23 of the Federal Rules of Civil Procedure ("F.R.Civ.P.") and which, together with the exhibits thereto, sets forth the terms and conditions for the proposed settlement of the claims alleged in the Complaint on the merits and provides for the dismissal of this Action with prejudice as against all Defendants upon the terms and conditions set forth in the Stipulation; and the Court having read and considered the Stipulation and the accompanying documents; and the parties to the Stipulation having consented to the entry of this Order; and all capitalized terms used herein having the meanings defined in the Stipulation; and the Court having previously, by Opinion and Order dated October 6, 1997, certified this action to proceed as a class action pursuant to Federal Rules of Civil Procedure 23(a) and 23(b)(3) on behalf of a Class consisting of all persons who purchased the common stock of Cyrk, Inc. ("Cyrk") during the period from May 10, 1994 through May 1, 1995, inclusive, and were damaged thereby. Excluded from the Class are the Defendants in this action, their immediate family members, and the directors, officers, subsidiaries and affiliates of Cyrk.

         NOW, THEREFORE, IT IS HEREBY ORDERED, this _______ day of ___________, 1998, that:

         1. A hearing (the "Settlement Fairness Hearing") pursuant to F.R.Civ.P. 23(e) is hereby scheduled to be held before the Court on ________________, 1998, at __: _.m. [a date no sooner than 70 days following the date of this Order] for the following purposes:

         a. to finally determine whether this action satisfies the applicable prerequisites for class action treatment under F.R.Civ.P. 23(a) and (b);

         b. to determine whether the proposed Settlement is fair, reasonable, adequate and in the best interests of the Class and should be approved by the Court;

         c. to determine whether the Order and Final Judgment as provided under the Stipulation should be entered, dismissing the Complaint filed herein, on the merits and with prejudice, and to determine whether the release by the Class to the Released Persons, as set forth in the Order and Final Judgement, should be provided to the Released Persons;

         d. to determine whether the Plan of Allocation for the Net Settlement Fund is a fair and reasonable method for allocating the Net Settlement Fund among Class Members.

         e. to consider Plaintiff's Counsel's application for an award of Attorneys' Fees and Expenses; and

         f.   to rule upon such other matters as the Court may deem appropriate.

         2. The Court reserves the right to approve the Settlement with or without modification and with or without further notice of any kind. The Court further reserves the right to enter its Order and Final Judgment approving the Stipulation and dismissing the Complaint on the merits and with prejudice regardless of whether it has approved or awarded attorneys' fees and expenses.

         3. The Court approves the form, substance and requirements of the Notice of Pendency of Class Action, Hearing On Proposed Settlement and Attorneys' Fee Petition, and Notice of Right to Share in Settlement Fund (the "Class Notice"), and the Proof of Claim form annexed hereto as Exhibits 1 and 2 respectively.

         4. Plaintiff's Counsel shall cause the Class Notice and the Proof of Claim, substantially in the form annexed hereto, to be mailed, by first class mail, postage prepaid, within ten (10) business days from the date hereof (the "Notice Mailing Date") to all Class Members who can be identified with reasonable effort by Plaintiff's Counsel. Cyrk shall cooperate in making their books, records and information available to Plaintiff's Counsel or their agent for the purpose of identifying and giving notice to the Class. Plaintiff's Counsel shall use reasonable efforts to give notice to nominee owners such as brokerage firms and other persons or entities who held or now hold Cyrk common stock as record owners but not as beneficial owners. Such nominee owners are directed to promptly forward copies of the Class Notice and Proof of Claim to their beneficial owners or to provide Plaintiff's Counsel with lists of the names and addresses of the beneficial owners, and Plaintiff's Counsel are ordered to send the Class Notice and Proof of Claim promptly to such beneficial owners. Additional copies of the Class Notice shall be made available to any record holder requesting such for the purpose of distribution to beneficial owners, and such record holders shall be reimbursed from the Settlement Fund, upon receipt by Plaintiff's Counsel of proper documentation, for the reasonable expense of sending the Class Notices and Proof of Claim to beneficial owners. Plaintiff's Counsel shall, at or before the Settlement Fairness Hearing, file with the Court proof of mailing of the Class Notice and Proof of Claim.

         5. The Court approves the form of Publication Notice of the pendency of this class action and the proposed settlement in substantially the form and content annexed hereto as Exhibit 3 and directs that Plaintiff's Counsel shall cause the Publication Notice to be published once in the national edition of THE NEW YORK TIMES within ten (10) business days of the Notice Mailing Date. Plaintiff's Counsel shall, at or before the Settlement Fairness Hearing, file with the Court proof of publication of the Published Notice.

         6. The form and method set forth herein of notifying the Class of the Settlement and its terms and conditions meet the requirements of F.R.Civ.P. 23 and due process, constitute the best notice practicable under the circumstances, and shall constitute due and sufficient notice to all persons and entities entitled thereto.

         7. To be entitled to participate in the Net Settlement Fund, in the event the Settlement is effected in accordance with all of the terms and conditions thereof, each Class Member shall take the following actions and be subject to the following conditions:

         (a) A properly executed Proof of Claim (the "Proof of Claim"), substantially in the form attached hereto as Exhibit 2, must be filed with the Claims Administrator, at the Post Office box indicated in the Class Notice, not later than 120 calendar days after the Notice Mailing Date. Such deadline may be further extended by Court Order. Each Proof of Claim shall be deemed to have been filed when postmarked (if properly addressed and mailed by first class mail, postage prepaid) provided such Proof of Claim is actually received prior to the order of the Court approving distribution of the Net Settlement Fund. Any Proof of Claim submitted in any other manner shall be deemed to have been filed when it was actually received at the address designated in the Class Notice.

         (b) The Proof of Claim filed by each Class Member must satisfy the following conditions: (i) it must be properly filled out, signed and filed in a timely manner in accordance with the provisions of the preceding subparagraph;
(ii) it must be accompanied by adequate supporting documentation for the transactions reported therein, in the form of broker confirmation slips, broker account statements, an authorized statement from the broker containing the transactional information found in a broker confirmation slip, or such other documentation as is deemed adequate by Plaintiff's Counsel; (iii) if the person executing the Proof of Claim is acting in a representative capacity, a certification of his current authority to act on behalf of the Class Member must be included in the Proof of Claim; and (iv) the Proof of Claim must be complete and contain no material deletions or modifications of any of the printed matter contained therein and must be signed under penalty of perjury.

         (c) As part of the Proof of Claim, each Class Member shall submit to the jurisdiction of the Court with respect to the claim submitted, and shall (subject to effectuation of the Settlement) release all claims as provided in the Stipulation.

         8. Any putative Class Member who wishes to be excluded from the Class may request exclusion by submitting a written notice requesting exclusion from the Class and showing the Class Member's name, address and Social Security or Taxpayer Identification Number and the date(s) and amount(s) of shares of Cyrk common stock purchased in the Class Period. To be effective, the written request for exclusion must be signed by the beneficial owner of the stock, or his, her or its legal representative, and must be mailed, postage prepaid, on or before 45 calendar days after the Notice Mailing Date, to Cyrk Securities Litigation -- Exclusion Requests, C/O Claims Administrator, [P.O. Box , City, State,
Zip Code].

         9. Class Members requesting exclusion from the Class shall not be entitled to receive any payment out of the Net Settlement Fund as described in the Stipulation and Class Notice.

         10. The Court will consider comments and/or objections to the Settlement, the Plan of Allocation or the award of attorneys' fees and reimbursement of expenses only if such comments or objections and any supporting papers are filed in writing with the Clerk of the Court, United States District Court,

500 Pearl Street, New York, New York 10007, and copies of all such papers are served, on or before 45 calendar days after the Notice Mailing Date, on the following: Robert N. Kaplan, Esq. Kaplan, Kilsheimer & Fox LLP, 685 Third Avenue, New York, NY 10017; David J. Bershad, Esq., Milberg Weiss Bershad Hynes & Lerach LLP, One Pennsylvania Plaza, New York, New York 10119; and Glen DeValerio, Esq., Berman Dvalerio & Pease LLP, One Liberty Square, Boston, MA 02109 on behalf of Plaintiff; and Bruce S. Kaplan, Esq. Friedman, Kaplan & Seiler LLP, 875 Third Avenue, New York, New York 10022; Mitchell H. Kaplan, Esq., Choate, Hall & Stewart, Exchange Place, 53 State Street, Boston, Massachusetts 02109; and Douglas M. Schwab, Esq., Heller, Ehrman, White & McAuliffe, 333 Bush Street, San Francisco, CA 94104-2878 on behalf of the defendants. Attendance at the hearing is not necessary; however, persons wishing to be heard orally in opposition to the approval of the Settlement are required to indicate in their written objection their intention to appear at the hearing. Persons who intend to object to the Settlement and/or counsel's application for an award of attorneys fees and expenses and desire to present evidence at the Settlement Fairness Hearing must include in their written objections the identity of witnesses they may call to testify and exhibits they intend to introduce into evidence at the Settlement Fairness Hearing. Class Members do not need to appear at the hearing or take any other action to indicate their approval.

         11. Pending final determination of whether the Settlement should be approved, the Plaintiff, all Class Members, and each of them, and anyone who acts or purports to act on their behalf, shall not institute, commence or prosecute any action which asserts Settled Claims against any Released Party.

         12. The Court retains exclusive jurisdiction over the action to consider all further matters arising out of or connected with the Settlement.


Dated: New York, New York
       ______________ ____, 1998

                                               ____________________________
                                               JOHN S. MARTIN
                                               UNITED STATES DISTRICT JUDGE

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

--------------------------------------------x
BARRY HALLET, JR., On Behalf Of             :
Himself and All Others Similarly            :
Situated,                                   :
                                            :
                           Plaintiff,       :        Civil Action No.
                                            :
                  -v-                       :        95 Civ. 8917 (JSM)
                                            :
LI & FUNG, LTD., LI & FUNG (B.V.I.)         :
LIMITED, LF INTERNATIONAL, INC.,            :
PATRICK BRADY, GREGORY SHLOPAK,             :
JOSEPH BARTLETT, MICHAEL HSIEH              :
and CYRK, INC.,                             :
                                            :
                           Defendants.      :
--------------------------------------------x


                       NOTICE OF PENDENCY OF CLASS ACTION,
           HEARING ON PROPOSED SETTLEMENT AND ATTORNEYS' FEE PETITION,
                 AND NOTICE OF RIGHT TO SHARE IN SETTLEMENT FUND

TO: ALL PERSONS WHO PURCHASED THE COMMON STOCK OF CYRK, INC., ("CYRK") DURING THE PERIOD FROM MAY 10, 1994 THROUGH MAY 1, 1995, INCLUSIVE (THE "CLASS PERIOD").

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY PROCEEDINGS IN THIS LITIGATION. IF YOU ARE A CLASS MEMBER, YOU ULTIMATELY MAY BE ENTITLED TO RECEIVE BENEFITS PURSUANT TO THE PROPOSED SETTLEMENT DESCRIBED HEREIN.

CLAIMS DEADLINE: CLAIMANTS MUST SUBMIT PROOFS OF CLAIM, ON THE FORM ACCOMPANYING THIS NOTICE, POST-MARKED ON OR BEFORE _______________, 1998.

EXCLUSION DEADLINE: REQUESTS FOR EXCLUSION MUST BE POST-MARKED ON OR BEFORE _______________, 1998.

SECURITIES BROKERS AND OTHER NOMINEES: PLEASE SEE INSTRUCTIONS ON PAGE ___
HEREIN.

         This Notice is given pursuant to rule 23 of the Federal Rules of Civil Procedure and an Order of the Court dated __________ 1998. The purpose of this Notice is to inform you that this Action and the proposed Settlement will affect all Class Members' rights.

This Notice describes rights you may have under the proposed Settlement and what steps you may take in relation to this litigation. This Notice is not an expression of any opinion by the Court as to the merits of any claims or any defenses asserted by any party in this litigation, or the fairness or adequacy of the proposed Settlement.

         Pursuant to the Settlement described herein, a Settlement Fund consisting of $13,650,000 in cash, plus interest has been established.


                          NOTICE OF SETTLEMENT HEARING

         NOTICE IS HEREBY GIVEN, pursuant to Rule 23 of the Federal Rules of Civil Procedure and an Order of the United States District Court for the Southern District of New York (the "Court") dated _________, 1998, that a hearing will be held before the Honorable John S. Martin, in Courtroom No. ___ of the United States Courthouse, 500 Pearl Street, New York, New York 10007, at ___, on _________, 1998 (the "Settlement Hearing") to determine whether a proposed settlement (the "Settlement") of the above-captioned litigation (the "Litigation") as set forth in the Stipulation of Settlement dated April __, 1998 (the "Stipulation"), is fair, reasonable and adequate, to consider the Plan of Allocation and to consider the application of class counsel for attorneys' fees and reimbursement of expenses.

         By Opinion and Order dated October 6, 1997, the Court certified this Action as a class action pursuant to Federal Rules of Civil Procedure 23(a) and 23(b)(3). The certified class consists of: "all persons who purchased the common stock of Cyrk during the period from May 10, 1994 through May 1, 1995, inclusive, and were damaged thereby." Excluded from the Class are the Defendants in this action, their immediate family members, and the directors, officers, subsidiaries and affiliates of Cyrk. The Court will also exclude from the Class any putative Class Members who exclude themselves by filing a request for exclusion in accordance with the requirements set forth in paragraph 34 below.

                          BACKGROUND OF THE LITIGATION

         1. The Complaint filed in the Action generally alleges, among other things, that Defendants(1) issued false and misleading statements regarding the strength of Cyrk's relationship with its largest and most important customer, Philip Morris, Incorporated ("Philip Morris"), including the likelihood of Cyrk's large Philip Morris/Marlboro promotions continuing at high levels during 1995, the likelihood of Cyrk receiving new promotional contracts from other major brand name product sellers during 1995, its competitive position and advantages, and its future business and earnings prospects including that it would have during 1995, high revenues and earnings. The Complaint also alleged that during the Class Period, the Defendants knew for several reasons that problems were afflicting Cyrk's business.

--------
   (1) The "Defendants" are: Cyrk, Inc.; Gregory P. Shlopak; Patrick D. Brady; Joseph Bartlett; Michael T. Hsieh; Li & Fung, Ltd.; Li & Fung (B.V.I.) Limited; and LF International, Inc.

         2. The Complaint alleges further that these statements were each false and misleading when made. They allegedly inflated the price of Cyrk's stock to a Class Period high of $44.75 per share so that Cyrk's insiders, including Shlopak, Brady and Li & Fung, could sell large amounts of their Cyrk stock under SEC Rule 144 and in a registered secondary public offering of Cyrk stock on December 1, 1994 (the "Offering") all allegedly without disclosing material non-public adverse information.

         3. The Complaint further alleged that Plaintiff and other class members purchased the common stock of Cyrk during the Class Period at prices artificially inflated as a result of the Defendants' dissemination of false and misleading statements regarding Cyrk in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Rule 10b-5 promulgated thereunder.

         4. The Defendants filed motions to dismiss the Complaint for failure to state a claim, and Li & Fung Limited and Li & Fung (B.V.I.) Limited moved to dismiss for lack of jurisdiction. By Memorandum Opinion and Order, the Court denied the Defendants' motions. (Li & Fung Limited and Li & Fung (B.V.I.) Limited have continued to dispute the Court's exercise of personal jurisdiction over them; however, both entities have conditionally agreed to consent to the Court's exercise of jurisdiction over them for the limited purpose of considering and potentially approving and enforcing the Settlement.)

                          BACKGROUND TO THE SETTLEMENT

         5. The Defendants filed Answers to the Complaint, denying the allegations of Plaintiff's Complaint and asserting several defenses. The Defendants have denied all averments of wrongdoing or liability in the litigation and all other accusations of wrongdoing or violations of law. The Stipulation is not and shall not be construed or be deemed to be evidence or an admission or a concession on the part of any of the Defendants of any fault or liability or damages whatsoever, and Defendants do not concede any infirmity in the defenses which they have asserted or intended to assert in the Litigation.

         6. Prior to entering into the Stipulation, Plaintiff's Counsel conducted an extensive investigation relating to the claims and the underlying events and transactions alleged in the complaint. Document discovery has been obtained from Defendants and from third parties, numerous witnesses have been interviewed and nine depositions were taken. Plaintiff's Counsel have analyzed the evidence adduced during pretrial discovery and have researched the applicable law with respect to the claims of Plaintiff and the Class against the Defendants and the potential defenses thereto.

         7. All of the parties have now agreed to settle all aspects of the Litigation, subject to approval of the Court.

         8. Plaintiff's counsel's decision to enter into this Settlement was made with knowledge of the facts and circumstances underlying plaintiff's claims and the strengths and weaknesses of those claims. In determining to settle the action, they have evaluated the extensive discovery taken in the litigation and taken into account the substantial expense and length of time necessary to prosecute the litigation through trial, post-trial motions and likely appeals, taking into consideration the risk of the outcome of any litigation, especially complex litigation such as this, and the significant uncertainties in predicting the outcome of this litigation. Counsel for plaintiff believe that the Settlement described herein confers very substantial benefits upon the Class. Based upon their consideration of all of these factors, plaintiff and his counsel have concluded that it is in the best interest of plaintiff and the Class to settle the action on the terms described herein. Counsel for the Class deem the settlement to be fair, reasonable and adequate to, and in the best interests of the members of the Class.

         9. The Defendants, while continuing to deny all allegations of wrongdoing or liability whatsoever, desired to settle and terminate all existing or potential claims against them, without in any way acknowledging any fault or liability. The Defendants have concluded that further conduct of the litigation would be protracted, expensive and disruptive to their businesses and that it is desirable to fully and finally settle the litigation on the terms and conditions in the Stipulation to avoid further expense, inconvenience and distraction of the litigation and to dispel any uncertainty occasioned thereby.

         10. The amount of damages, if any, which plaintiff could prove was also a matter of serious dispute, and the Recognized

Claim formula for distributing the Settlement proceeds described below does not constitute a finding, admission or concession that provable damages could be measured by the Recognized Claim formula. No determination has been made by the Court as to liability or the amount, if any, of damages suffered by the Class, nor on the proper measure of any such damages. The determination of damages, like the determination of liability, is a complicated and uncertain process, typically involving conflicting expert opinions. During the course of the Litigation, in addition to denying any liability, the Defendants disputed that Plaintiff and the Class were damaged by any wrongful conduct on Defendant's part. The Settlement herein is providing an immediate and substantial cash benefit and avoids the risks that liability or damages might not have been proven at trial.

         11. THE COURT HAS NOT DETERMINED THE MERITS OF THE PLAINTIFF'S CLAIMS OR THE DEFENSES THERETO. THIS NOTICE DOES NOT IMPLY THAT THERE HAS BEEN OR WOULD BE ANY FINDING OF VIOLATION OF THE LAW OR THAT RECOVERY COULD BE HAD IN ANY AMOUNT IF THE ACTION WERE NOT SETTLED.

                             TERMS OF THE SETTLEMENT

         12. In full and complete settlement of the known claims and Unknown Claims (as defined below) which have or could have been asserted in this action, and subject to the terms and conditions of the Stipulation, Defendants have paid into escrow on behalf of Plaintiff and the Class $13,650,000 (the "Settlement Amount"), which has been earning interest for the benefit of the Class since

April 7, 1998.

         13. Pursuant to the Settlement, and on the Effective Date, plaintiff and members of the Class on behalf of themselves, their heirs, executors, administrators, successors and assigns, and any persons they represent, shall release and forever discharge, and shall forever be enjoined from prosecuting the Released Persons (defined below) with respect to each and every Settled Claim (defined below).

         14. The Defendants will be released from all claims relating to the allegations in the Complaint or to any purchase of common stock of Cyrk during the Class Period. In addition the Settlement will release the Class' claims against any and all of the Defendants, their past or present subsidiaries, parents, affiliates, successors, predecessors, and insurers, and each of their present or former officers, directors, shareholders, employees, attorneys, advisors, investment advisors, underwriters, investment bankers, and accountants, and any person, firm, trust, corporation, officer, director or other individual or entity in which any Defendant has a controlling interest or which is related to or affiliated with any of the Defendants, and the legal representatives, agents, heirs, estates, successors in interest, or assigns of the Defendants (collectively the "Released Persons").

         15. "Settled Claims" means all claims, including both known claims and Unknown Claims, demands, rights, liabilities and causes of action of every nature and description whatsoever, whether in contract, tort, equity or otherwise, whether or not concealed or hidden, asserted or that might have been asserted, including without limitation, claims for negligence, gross negligence, indemnification, breach of duty of care and/or breach of duty of loyalty, fraud, breach of fiduciary duty, or violations of any state or federal statutes, rules or regulations (including, without limitation, under any insider trading prohibition, or any antifraud provision of the Securities Act of 1933, the Securities Exchange Act of 1934, or similar provisions of any state statute, regulation or common law provision of any state) by any Class Member against the Released Persons (i) that arise out of, now or hereafter, or relate, directly or indirectly, to the purchase or sale of Cyrk common stock by any Class Member during the Class Period and (a) the Company's Offering of Cyrk common stock in December 1994, or (b) the Company's public disclosures during the Class Period, or (c) this Stipulation And Agreement Of Settlement (except for actions to enforce compliance with the terms hereof), or (d) any matters, transactions or occurrences referred to in the Complaint or this Stipulation, or (ii) that are, were or could have been alleged in any court or forum by Plaintiff or any Class Member, either directly, indirectly, representatively or in any other capacity, based upon, relating to, or arising from the facts which were, or could have been, alleged in the Complaint and relating, directly or indirectly, to the purchase or sale of Cyrk common stock during the Class Period, or (iii) that arise out of, now or hereafter, or relate, directly or indirectly, to the sale of any Cyrk stock during the Class Period by any Defendant.

         16. "Unknown Claims" means any Settled Claims which Plaintiff or any Class Member does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons which if known by him, her or it might have affected his, her or its decision not to object to this settlement. With respect to any and all Settled Claims the parties stipulate and agree that, upon the Effective Date of the Settlement, Plaintiff shall expressly and the Class Members shall be deemed to have, and by operation of the Order and Final Judgment shall have, expressly waived and relinquished, to the fullest extent permitted by law, the provisions, rights and benefits of ss. 1542 of the California Civil Code, or any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to ss. 1542 of the California Civil Code, which provides:

         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Plaintiff and the members of the Class may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Settled Claims but the release herein provided shall expressly include all such Unknown Claims.

         17. The Stipulation provides that the Defendants may withdraw from and terminate the Settlement in the event that claimants representing in excess of a certain amount of shares of Cyrk common stock exclude themselves from the Class.

         18. The Settlement will become effective at such time as Orders entered by the Court approving the Settlement shall become final and not subject to appeal (including any review by WRIT OF CERTIORARI) (the "Effective Date").

          PLAN OF ALLOCATION OF SETTLEMENT PROCEEDS AMONG CLASS MEMBERS

         19. The $13,650,000 Settlement Amount and the interest earned thereon shall be the Gross Settlement Fund. The Gross Settlement Fund, less all taxes, approved costs, attorneys' fees and litigation expenses and administration expenses (the "Net Settlement Fund") shall be distributed to members of the Class who file acceptable Proofs of Claim ("Authorized Claimants") in proportion to their "Recognized Claim" as defined below.

         20. An Authorized Claimant's "Recognized Claim" shall be calculated as follows:

         a. for each share of Cyrk purchased from 5/10/94 through 1/9/95, inclusive, and:

         (1) Retained after 5/1/95, Recognized Claim equals the lesser of (i) purchase price per share minus $10.875 per share (the average closing price for the three-day period following the end of the Class Period) if a loss, or (ii) $14.71 per share;

         (2) Sold between 1/10/95 and 5/1/95 inclusive, Recognized Claim equals the lesser of (i) purchase price per share minus the sales price per share, if a loss, or (ii) $11.46 per share;

         (3) Sold before 1/10/95, Recognized Claim equals zero;

         b. for each share of Cyrk purchased from 1/10/95 through 5/1/95, inclusive, and:

         (1) Retained after 5/1/95, Recognized Claim equals the lesser of (i) the purchase price per share minus $10.875 per share, or (ii) $3.25 per share;

         (2)  Sold on or before 5/1/95, Recognized Claim equals zero.

         21. In computing the Recognized Claim, any brokerage commissions, taxes and fees paid shall be included in the purchase price and deducted from the sales price. In the event that an Authorized Claimant bought and sold Cyrk common stock more than once during the Class Period, each such sale shall be matched against each such purchase on a First-In-First-Out basis.

         22. In computing each Authorized Claimant's Recognized Claim, the Recognized Claim per share for all Cyrk shares purchased during the Class Period will be totalled. In the event that an Authorized Claimant sustained a profit on any Cyrk transactions during the Class Period, such a gain will be deducted from the Claimant's total Recognized Claim and the result will constitute the Authorized Claimant's "Net Recognized Claim."

         23. The Net Recognized Claim computation is not intended to be an estimate of what a Class Member might have been able to recover at trial, and it is not an estimate of the amount that will be paid pursuant to this Settlement. Instead, this computation is only a method to weigh Class Members' claims against one another. Each Authorized Claimant will receive a pro-rata share of the Net

Settlement Fund based on his, her or its Net Recognized Claim.

         24. Short sales will be included as sales herein and covered short sales will be included as purchases herein. Shares sold short during the Class Period and still short as of May 2, 1995 will be considered to have been covered at $10.875 per share. Shares sold short prior to the Class Period and covered during the Class Period will have the sales price matched to the covering purchase price.

         25. Authorized Claimants shall receive their PRO-RATA share of the Net Settlement Fund based upon the ratio of the Authorized Claimant's Net Recognized Claim to the total Net Recognized Claims of all Authorized Claimants. Therefore, if the Net Settlement Fund is less than the total of the Recognized Claims of all Authorized Claimants, the amount each Authorized Claimant receives will be less than his, her or its Net Recognized Claim; conversely, if the Net Settlement Fund is more than the total of the Recognized Claims of all Authorized Claimants, the amount each Authorized Claimant receives will be more than his, her or its Net Recognized Claim.

         26. The computation of Recognized Claims will be the responsibility of the Claims Administrator.

         27. Class Members who do not file acceptable Proofs of Claim will not share in the settlement proceeds. Class Members who do not either file a request for exclusion or file acceptable Proofs of Claim will nevertheless be bound by the Judgment and the Settlement.

                           THE RIGHTS OF CLASS MEMBERS

         28. The Court has certified this action to proceed as a class action. If you purchased common stock of Cyrk during the period between May 10, 1994 and May 1, 1995, inclusive, and you sustained damage as a result of such purchases, then you are a Class Member. Class Members have the following options pursuant to Rule 23(c)(2) of the Federal Rules of Civil Procedure:

         (a) If you wish to remain a member of the Class you may share in the proceeds of the settlement, provided that you submit an acceptable Proof of Claim. Class Members will be represented by the Plaintiff and his counsel, unless you enter an appearance through counsel of your own choice at your own expense. You are not required to retain your own counsel, but if you choose to do so, such counsel must file an appearance on your behalf on or before ___________, 1998, and must serve copies of such appearance on the attorneys listed in Paragraph 36 below.

         (b) If you do not wish to remain a member of the Class you may exclude yourself from the Class by following the instructions in Paragraph 34 below. Persons who exclude themselves from the Class will NOT receive any share of the settlement proceeds and will not be bound by the Settlement.

                    FILING AND PROCESSING OF PROOFS OF CLAIM

         29. TO BE ELIGIBLE TO RECEIVE ANY DISTRIBUTION FROM THE SETTLEMENT FUND, YOU MUST COMPLETE AND SIGN THE ATTACHED PROOF OF CLAIM AND RELEASE FORM AND SEND IT BY PREPAID FIRST CLASS MAIL

POST-MARKED ON OR BEFORE ______________, 1998, ADDRESSED AS FOLLOWS:

                  Claims Administrator
                  Cyrk Securities Litigation
                  Post Office Box ___
                  ___________, _______ __________

         30. IF YOU DO NOT FILE A PROPER PROOF OF CLAIM FORM, YOU WILL NOT BE ENTITLED TO ANY SHARE OF THE SETTLEMENT FUND.

         31. IF YOU ARE A CLASS MEMBER AND YOU DO NOT PROPERLY EXCLUDE YOURSELF FROM THE CLASS, YOU WILL BE BOUND BY THE SETTLEMENT AND THE FINAL JUDGMENT OF THE COURT DISMISSING THIS LITIGATION, EVEN IF YOU DO NOT FILE A PROOF OF CLAIM. IF YOU EXCLUDE YOURSELF, YOU WILL NOT BE BOUND BY THE JUDGMENT BUT YOU WILL NOT BE ENTITLED TO ANY SHARE OF THE SETTLEMENT FUND.

         32. All Proofs of Claim must be submitted by the date specified in this Notice unless such period is extended by Order of the Court.

         33. Each Claimant shall be deemed to have submitted to the jurisdiction of the United States District Court for the Southern District of New York with respect to his, her or its claim.

                          EXCLUSION FROM THE SETTLEMENT

         34. Each Member of the Class shall be bound by all determinations and the Judgment in this action unless such person shall mail, by first class mail, a written request for exclusion from the Class, postmarked no later than ________, 1998, addressed to Cyrk Securities Litigation Exclusions, C/O Claims Administrator,

[Post Office Box , city, state, zip code]. No person may exclude himself from the Settlement Class after that date. To be valid, each such request for exclusion must set forth the following information with respect to the person requesting exclusion: name, address, Social Security or Taxpayer Identification Number, the number of shares of Cyrk common stock purchased during the Class Period and the price paid therefor, and the number of shares of Cyrk common stock sold during the class period and the amount received therefor, and the number of shares still owned as of the close of trading on May 1, 1995. If a request for exclusion does not include all of the foregoing information, it may not be a valid request for exclusion.

                               SETTLEMENT HEARING

         35. At the Settlement Hearing, the Court will determine whether to finally approve this Settlement and dismiss the Litigation and the claims of the Class. The Court will also determine whether the terms of the Plan of Allocation for the Net Settlement Fund are fair and reasonable and in the best interests of the Class. At or after the Settlement Hearing the Court will also be asked to consider the application of Plaintiff's counsel for an award of attorneys' fees and reimbursement of expenses. The Settlement Hearing may be adjourned from time to time by the Court without further written notice to the Class.

         36. At the Settlement Hearing, any Class member who has not filed a Request for Exclusion from the Class may appear in person or by counsel and be heard to the extent allowed by the

Court in opposition to the fairness, reasonableness and adequacy of the Settlement, the Plan of Allocation, or the application for an award of attorneys' fees and reimbursement of expenses. Provided, however, that no person shall be heard in opposition to the Settlement, Plan of Allocation or plaintiff's counsel's application for attorneys' fees and expenses and no paper or brief submitted by any such person shall be accepted or considered by the Court, unless, on or before _________, 1998, such person (a) files with the Clerk of the Court notice of such person's intention to appear, together with a statement that indicates the basis for such opposition, along with any documentation in support of such objection, and (b) simultaneously serves copies of such notice, statement and documentation, together with copies of any other papers or briefs such person files with the Court, in person or by mail upon Plaintiff's Counsel:

Robert N. Kaplan, Esq.                               David J. Bershad, Esq.
KAPLAN, KILSHEIMER & FOX LLP                         MILBERG WEISS BERSHAD
685 Third Avenue                                       HYNES & LERACH LLP
New York, NY 10017                                   One Pennsylvania Plaza
(212) 687-1980                                       New York, NY 10119
                                                     (212) 594-5300

Glen DeValerio, Esq.
BERMAN, DEVALERIO & PEASE LLP
One Liberty Square
Boston, MA 02109
(617) 542-8300

and upon Defendants' Counsel:

Bruce S. Kaplan, Esq.                                Mitchell H. Kaplan, Esq.
FRIEDMAN KAPLAN & SEILER LLP                         CHOATE, HALL & STEWART
875 Third Avenue                                     Exchange Place
New York, New York 10022                             53 State Street
                                                     Boston, Massachusetts 02109

Douglas M. Schwab, Esq.

HELLER, EHRMAN, WHITE & McAULIFFE
333 Bush Street
San Francisco, CA 94104-2878

                        ATTORNEYS' FEES AND DISBURSEMENTS

         37. At the Settlement Hearing or at such other time as the Court may direct, class counsel intend to apply to the Court for an award of attorneys' fees from the Settlement Fund in an amount not greater than one-third of the Gross Settlement Fund and for reimbursement of their actual, out-of-pocket expenses up to a maximum amount of $__________, plus interest at the same rate as earned by the Settlement Fund. Plaintiff's counsel, without further notice to the Class, may subsequently apply to the Court for fees and expenses incurred in connection with administering and distributing the settlement proceeds to the members of the Class.

                               FURTHER INFORMATION

         38. For a more detailed statement of the matters involved in this Litigation, reference is made to the pleadings, to the Stipulation, to the Orders entered by the Court and to the other papers filed in the Litigation, which may be inspected at the Office of the Clerk of the United States District Court for the Southern District of New York, United States Courthouse, 500 Pearl Street, New York, New York 10007, during regular business hours.

         39. ALL INQUIRIES CONCERNING THIS NOTICE OR THE PROOF OF CLAIM FORM BY CLASS MEMBERS SHOULD BE MADE TO THE CLAIMS ADMINISTRATOR IN WRITING. NO INQUIRIES SHOULD BE DIRECTED TO THE COURT.

                                SPECIAL NOTICE TO
                      SECURITIES BROKERS AND OTHER NOMINEES

         40. If you purchased common stock of Cyrk, Inc. during the Class Period for the beneficial interest of a person or organization other than yourself, the Court has directed that within seven days of your receipt of this Notice; you either (a) provide to the Claims Administrator the name and last known address of each person or organization for whom or which you purchased such stock during such time period or (b) you request additional copies of this Notice and the Proof of Claim form, which will be provided to you free of charge, and within seven days mail the Notice and Proof of Claim form directly to the beneficial owners of the securities referred to herein. If you choose to follow this alternative procedure (b), the Court has ordered that you must, upon such mailing, send a statement to the Claims Administrator confirming that the mailing was made as directed. You are entitled to reimbursement from the Settlement Fund of your reasonable expenses actually incurred in connection with the foregoing, including reimbursement of postage expense and the cost of ascertaining the names and addresses of beneficial owners. Those expenses will be paid upon request and submission of appropriate supporting documentation to the Claims Administrator. All communications concerning the foregoing should be addressed to the

Claims Administrator:

Claims Administrator
Cyrk Securities Litigation
P.O. Box ______
_____________, _______ _________


Dated: New York, New York
       ______________, 1998

                                                       By Order of the Court
                                                       ---------------------
                                                        CLERK OF THE COURT

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

--------------------------------------------x
BARRY HALLET, JR., On Behalf Of             :
Himself and All Others Similarly            :
Situated,                                   :
                                            :
                           Plaintiff,       :        Civil Action No.
                                            :
                  -v-                       :        95 Civ. 8917 (JSM)
                                            :
LI & FUNG, LTD., LI & FUNG (B.V.I.)         :
LIMITED, LF INTERNATIONAL, INC.,            :
PATRICK BRADY, GREGORY SHLOPAK,             :
JOSEPH BARTLETT, MICHAEL HSIEH              :
and CYRK, INC.,                             :
                                            :
                           Defendants.      :
--------------------------------------------x


                           PROOF OF CLAIM AND RELEASE

         DEADLINE FOR SUBMISSION: _____________, 1998.

         IF YOU PURCHASED COMMON STOCK OF CYRK, INC. ("CYRK") DURING THE PERIOD FROM MAY 10, 1994 THROUGH MAY 1, 1995, INCLUSIVE ("CLASS PERIOD"), AND WERE DAMAGED THEREBY YOU ARE A "CLASS MEMBER" AND YOU MAY BE ENTITLED TO SETTLEMENT PROCEEDS. (EXCLUDED FROM THE CLASS ARE THE DEFENDANTS IN THIS ACTION, THEIR IMMEDIATE FAMILY MEMBERS, AND THE DIRECTORS, OFFICERS, SUBSIDIARIES AND AFFILIATES OF CYRK, AND ANYONE WHO FILED A REQUEST FOR EXCLUSION IN ACCORDANCE WITH THE REQUIREMENTS SET FORTH IN THE NOTICE.)

         IF YOU ARE A CLASS MEMBER, YOU MUST COMPLETE AND SUBMIT THIS FORM IN ORDER TO BE ELIGIBLE FOR ANY SETTLEMENT BENEFITS.

         YOU MUST COMPLETE AND SIGN THIS PROOF OF CLAIM AND MAIL IT BY PRE-PAID, FIRST CLASS MAIL, POSTMARKED NO LATER THAN _____________, 1998 TO THE FOLLOWING ADDRESS:

         Claims Administrator
         Cyrk Securities Litigation
         Post Office Box ___
         ____________, _______ ________

         YOUR FAILURE TO SUBMIT YOUR CLAIM BY ________, 1998 WILL SUBJECT YOUR CLAIM TO REJECTION AND PRECLUDE YOUR

         RECEIVING ANY MONEY IN CONNECTION WITH THE SETTLEMENT OF THIS LITIGATION. DO NOT MAIL OR DELIVER YOUR CLAIM TO THE COURT OR TO ANY OF THE PARTIES OR THEIR COUNSEL AS ANY SUCH CLAIM WILL BE DEEMED NOT TO HAVE BEEN SUBMITTED. SUBMIT YOUR CLAIM ONLY TO THE CLAIMS ADMINISTRATOR.

         I. I did ___, I did not ___ (check one) purchase the Common Stock of Cyrk, Inc. during the period from May 10, 1994 through May 1, 1995, inclusive.

         II. By submitting this Proof of Claim, I state that I believe in good faith that I am a Class member as defined above and in the Notice Of Pendency Of Class Action, Proposed Settlement Thereof, Settlement Hearing And Right To Share In Settlement Fund (the "Notice"), or am acting for such person; that I have read and understand the Notice; that I believe that I am entitled to receive a share of the Net Settlement Fund; and that I elect to participate in the proposed Settlement described in the Notice.

         III. I have set forth where requested below all relevant information with respect to each purchase of Cyrk common stock, during the Class Period, and each sale, if any, of such securities.

         IV. I have enclosed photocopies of the stockbroker's confirmation slips, stockbroker's statements, relevant portions of my tax returns or other documents evidencing each purchase, sale or retention of Cyrk common stock listed below in support of my claim. IF ANY SUCH DOCUMENTS ARE NOT IN YOUR POSSESSION, PLEASE OBTAIN A COPY OR EQUIVALENT DOCUMENTS FROM YOUR BROKER OR TAX ADVISOR BECAUSE THESE DOCUMENTS ARE NECESSARY TO PROVE AND PROCESS YOUR CLAIM.

         V.   I understand that the information contained in this

Proof of Claim is subject to such verification as the Court may direct, and I agree to cooperate in any such verification.

         VI. I further agree and understand that if the proposed Settlement is approved by the Court and becomes effective all Settled Claims (as defined in the Notice) that I may have against all Released Persons (as defined in the Notice) will be satisfied, discharged and extinguished forever.

         VII. STATEMENT OF CLAIM

         Name(s) of Beneficial Owner(s):

         _______________________________________________________________________
         Name

         _______________________________________________________________________
         Name

         _______________________________________________________________________
         Street No.

         ___________________________________     _______________        ________
         City                               State               Zip Code

         _______________________________________________________________________
         (   )                                   (   )

         ___________________                     _____________________
         Telephone No. (Day)                     Telephone No. (Night)

         _______________________________________________________________________
         Taxpayer I.D. No. or Social Security No.

         Check one:
         ___ Individual          ___ Corporation              ___ Estate

         ___ Other _____________________________________________________________
                   (specify)

         _______________________________________________________________________
         Record Owner's Name (if different from Beneficial
         Owner listed above)

         A. At the close of business on May 9, 1994 I owned ______ shares of Cyrk common stock.

         B. I made the following purchases of Cyrk common stock during the period from May 10, 1994 through May 1, 1995, inclusive. (Persons who received Cyrk common stock during the Class Period other than by purchase are not eligible to file claims for those transactions.)

Date(s) of                              Purchase             Aggregate
Purchase            Number of           Price Per            Cost (including
(List Chrono-       Shares of           Share of             commission,
logically)          Common Stock        Common Stock         taxes and fees)
-------------       ------------        ------------         ---------------

______________      ______________      $______________      $______________

______________      ______________      $______________      $______________

______________      ______________      $______________      $______________

______________      ______________      $______________      $______________


         C. I made the following sales of Cyrk common stock during the period May 10, 1994 through May 1, 1995, inclusive:

Date(s) of          Number of                                Proceeds
Sale (List          Shares of           Sales Price          (net of
Chronologically)    Common Stock        Per Share of         commission,
Month/Day/Year      Sold                Common Stock         taxes and fees)
--------------      ------------        ------------         ---------------

______________      ______________      $______________      $______________

______________      ______________      $______________      $______________

______________      ______________      $______________      $______________

______________      ______________      $______________      $______________


         D. At the close of business on May 1, 1995, I still owned ____ shares of Cyrk common stock.

         VIII. SUBSTITUTE FORM W-9

         Request for Taxpayer Identification Number: Enter taxpayer identification number below for the Beneficial Owner(s). For most individuals, this is your Social Security number. The Internal Revenue Service ("I.R.S.") requires such taxpayer identification number. If you fail to provide this information, your claim may be rejected.

         _______________________________________________________________________
         Social Security Number
         (for individuals) or

         _______________________________________________________________________
         Employer Identification Number
        (for estates, trusts, corporations, etc.)

         IX.   CERTIFICATION

         UNDER THE PENALTIES OF PERJURY, I (WE) CERTIFY THAT ALL OF THE INFORMATION PROVIDED ON THIS FORM IS TRUE, CORRECT AND COMPLETE.

         I (We) certify that I am (we are) NOT subject to backup withholding under the provisions of Section 3406 (a)(1)(c) of the Internal Revenue Code because: (a) I am (We are) exempt from backup withholding, or (b) I (We) have not been notified by the I.R.S. that I am (we are) subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the I.R.S. has notified me (us) that I am (we are) no longer subject to backup withholding.

NOTE: If you have been notified by the I.R.S. that you are subject to backup withholding, please strike out the language that you are not subject to backup withholding in the certification above.

                                    Signature of Claimant (If this
                                    claim is being made on behalf of
                                    Joint Claimants, then each must sign)

                                    ____________________________________________
                                    (Signature)

                                    ____________________________________________
                                    (Signature)

                                    Date: ______________________________________


         THIS PROOF OF CLAIM MUST BE SUBMITTED NO LATER THAN _________ , 1998, AND MUST BE MAILED TO:

         Claims Administrator
         Cyrk Securities Litigation
         Post Office Box ___
         ____________, _______ _________

         A Proof of Claim received by the Claims Administrator shall be deemed to have been submitted when posted, if mailed by _____________, 1998, and if a postmark is indicated on the envelope and it is mailed first class postage prepaid, and addressed in accordance with the above instructions. In all other cases, a Proof of Claim shall be deemed to have been submitted when actually received by the Claims Administrator.

         If you wish to be assured that your Proof of Claim is actually received by the Claims Administrator then you should send it by Certified Mail, Return Receipt Requested. No acknowledgment will be made as to the receipt of claim forms. You should be aware that it will take a significant amount of time to process fully all of the Proofs of Claim and to administer the Settlement. This work will be completed as promptly as time permits, given the need to investigate and tabulate each Proof of Claim.

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

--------------------------------------------x
BARRY HALLET, JR., On Behalf Of             :
Himself and All Others Similarly            :
Situated,                                   :
                                            :
                           Plaintiff,       :        Civil Action No.
                                            :
                  -v-                       :        95 Civ. 8917 (JSM)
                                            :
LI & FUNG, LTD., LI & FUNG (B.V.I.)         :
LIMITED, LF INTERNATIONAL, INC.,            :
PATRICK BRADY, GREGORY SHLOPAK,             :
JOSEPH BARTLETT, MICHAEL HSIEH              :
and CYRK, INC.,                             :
                                            :
                           Defendants.      :
--------------------------------------------x


                   SUMMARY NOTICE OF PENDENCY OF CLASS ACTION,
                   PROPOSED SETTLEMENT AND SETTLEMENT HEARING

TO: ALL PERSONS WHO PURCHASED COMMON STOCK OF CYRK, INC. ("CYRK") DURING THE PERIOD FROM MAY 10, 1994 THROUGH MAY 1, 1995, INCLUSIVE, AND WERE DAMAGED THEREBY (THE "CLASS").

         YOU ARE HEREBY NOTIFIED, pursuant to Rule 23 of the Federal Rules of Civil Procedure and an Order of Court, that the above-captioned action has been certified as a class action, and that a settlement for $13,650,000 has been proposed. A hearing will be held before the Honorable John S. Martin in Courtroom No. ___ of the United States Courthouse, 500 Pearl Street, New York, New York, at ____, on ___________, 1998 to determine whether the proposed settlement should be approved by the Court as fair, reasonable and adequate, and to consider the application of Class Counsel for attorneys' fees and reimbursement of expenses.

         IF YOU ARE A MEMBER OF THE CLASS DESCRIBED ABOVE, YOUR RIGHTS WILL BE AFFECTED AND YOU MAY BE ENTITLED TO SHARE IN THE

SETTLEMENT FUND. If you have not yet received the full printed Notice of Pendency of Class Action, Proposed Settlement and Settlement Hearing and a Proof of Claim form, you may obtain copies of these documents by identifying yourself as a member of the Class and by writing to:

         Claims Administrator
         Cyrk Securities Litigation
         Post Office Box ___
         ____________, ___ ________

Inquiries, other than requests for the forms of Notice and Proof of Claim, may be made to Plaintiff's Counsel:

Robert N. Kaplan, Esq.                                 David J. Bershad, Esq.
KAPLAN, KILSHEIMER & FOX LLP                           MILBERG WEISS BERSHAD
685 Third Avenue                                         HYNES & LERACH LLP
New York, NY 10017                                     One Pennsylvania Plaza
(212) 687-1980                                         New York, NY 10119
                                                       (212) 594-5300

Glen DeValerio, Esq.
BERMAN, DEVALERIO & PEASE LLP
One Liberty Square
Boston, MA 02109
(617) 542-8300

         To participate in the Settlement, you must file a Proof of Claim postmarked no later than ___________, 1998. To exclude yourself from the Class you must file a request for exclusion postmarked no later than ___________, 1998. IF YOU ARE A CLASS MEMBER AND DO NOT EXCLUDE YOURSELF OR DO NOT FILE A PROPER PROOF OF CLAIM, YOU WILL NOT SHARE IN THE SETTLEMENT BUT YOU WILL BE BOUND BY THE FINAL ORDER AND JUDGMENT OF THE COURT.

         Further information may be obtained by directing your inquiry in writing to the Claims Administrator.

         PLEASE DO NOT CONTACT THE COURT OR THE CLERK'S OFFICE FOR INFORMATION.





                                                           By Order of The Court

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

--------------------------------------------x
BARRY HALLET, JR., On Behalf Of             :
Himself and All Others Similarly            :
Situated,                                   :
                                            :
                           Plaintiff,       :        Civil Action No.
                                            :
                  -v-                       :        95 Civ. 8917 (JSM)
                                            :
LI & FUNG, LTD., LI & FUNG (B.V.I.)         :
LIMITED, LF INTERNATIONAL, INC.,            :
PATRICK BRADY, GREGORY SHLOPAK,             :
JOSEPH BARTLETT, MICHAEL HSIEH              :
and CYRK, INC.,                             :
                                            :
                           Defendants.      :
--------------------------------------------x


                            ORDER AND FINAL JUDGMENT

         A hearing having been held before this Court on the ______ day of _______________, 1998, to determine, INTER ALIA: (1) whether the terms and conditions of the Stipulation and Agreement of Settlement, dated April ______, 1998 (the "Stipulation") are fair, reasonable and adequate for the settlement of all claims asserted by the Class against the Defendants in the complaint now pending in this Court in this Action, including the release of the Defendants and the Released Persons and should be approved; and (2) whether judgment should be entered dismissing the Complaint on the merits and with prejudice in favor of the Defendants and as against all persons or entities who are members of the certified Class herein who have not requested exclusion therefrom. The Court having considered all matters submitted to it at the hearing and otherwise; and it appearing that a notice of the hearing substantially in the form approved by the Court was mailed to all persons or entities reasonably identifiable, who purchased common stock of Cyrk, Inc. ("Cyrk") during the period from May 10, 1994 through May 1, 1995, inclusive, as shown by the records of Cyrk's transfer agent, at the respective addresses set forth in such records, and that a summary notice of the hearing substantially in the form approved by the Court was published in the national edition of THE NEW YORK TIMES pursuant to the specifications of the Court; and all capitalized terms used herein having the meanings as set forth and defined in the Stipulation.

         NOW, THEREFORE, IT IS HEREBY ORDERED THAT:

         1. The Stipulation is approved as fair, reasonable and adequate, and in the best interests of the Class, and the Class Members and the Parties are directed to consummate the Stipulation in accordance with its terms and provisions.

         2. The forms and methods used for notifying the class of the pendency and proposed settlement of this action provided the best notice practicable under the circumstances and fully met the requirements of Rule 23 of the Federal Rules of Civil Procedure and of due process. Such notification constituted due and sufficient notice to all persons and entities entitled to notice of the pendency of the action as a class action and of the terms of the Settlement.

         3.   The Complaint is hereby dismissed with
prejudice and without costs, except as provided in the Stipulation, as against each and every one of the Defendants, their past or present subsidiaries, parents, affiliates, successors, predecessors, and insurers, and each of their present or former officers, directors, shareholders, employees, attorneys, advisors, investment advisors, underwriters, investment bankers, and accountants, and any person, firm, trust, corporation, officer, director or other individual or entity in which any Defendant has a controlling interest or which is related to or affiliated with any of the Defendants, and the legal representatives, agents, heirs, estates, successors in interest, or assigns of the Defendants.

         4. Members of the Class (except as to members of the Class identified in Exhibit 1 annexed hereto, each of whom have validly and timely filed requests for exclusion from the Class and who may bring individual claims only) and the successors and assigns of any of them, are hereby permanently barred and enjoined from instituting, commencing or prosecuting, either directly or in any other capacity, any Settled Claims against any of the Released Persons. The Settled Claims are hereby compromised, settled, released, discharged and dismissed as against the Released Persons on the merits and with prejudice by virtue of the proceedings herein and this Order and Final Judgment. This release of Settled Claims includes the release of Unknown Claims. As of the Effective Date all Class members shall conclusively be deemed to have acknowledged that the Settled Claims includes Unknown Claims. Plaintiff and all members of the Class shall, as of the Effective Date, conclusively be deemed to have waived the rights afforded by California Civil Code Section 1542 and any other or similar statute or law, or principle of common law, of California or any other jurisdiction.

         5. Neither the Stipulation, nor any of its terms and provisions, nor any of the negotiations or proceedings connected with it, nor any of the documents or statements referred to therein shall be:

              (a) offered or received against the Defendants as evidence of or construed as or deemed to be evidence of any presumption, concession, or admission by any of the Defendants of the truth of any fact alleged by Plaintiff or the validity of any claim that had been or could have been asserted in the Action or in any litigation, or the deficiency of any defense that has been or could have been asserted in the Action or in any litigation, or of any liability, negligence, fault, or wrongdoing of Defendants;

              (b) offered or received against the Defendants as evidence of a presumption, concession or admission of any fault, misrepresentation or omission with respect to any statement or written document approved or made by any Defendant, or against the Plaintiff and the Class as evidence of any infirmity in the claims of Plaintiff and the Class;

              (c) offered or received against the Defendants as evidence of a presumption, concession or admission of any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against any of the parties to this Stipulation, in any other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation; provided, however, that if this Stipulation is approved by the Court, Defendants may refer to it to effectuate the liability protection granted them hereunder; or

              (d) construed against the Defendants or the Plaintiff and the Class as an admission or concession that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial.

         6. Notwithstanding their asserted, ongoing objection to the Court's exercise of personal jurisdiction over them, defendants Li & Fung Limited and Li & Fung (B.V.I.) Limited have consented to the jurisdiction of the Court for the limited purpose of considering, approving and enforcing the Stipulation and its terms. Neither the Stipulation and any proceedings taken pursuant to it, nor this Order and Final Judgment, shall be offered or received against Li & Fung Limited or Li & Fung (B.V.I.) Limited as evidence of, or construed as or deemed to be evidence of, any presumption, concession or admission by either Li & Fung Limited or Li & Fung (B.V.I.) Limited that any Court in the United States of

America may properly exercise personal jurisdiction over either Li & Fung Limited or Li & Fung (B.V.I.) Limited or that either Li & Fung Limited or Li & Fung (B.V.I.) consent to the exercise of personal jurisdiction over them by any Court in the United States of America in any other context.

         7. Without affecting the finality of this Order and Final Judgment in any way, exclusive jurisdiction is hereby retained over the Parties and the Class Members for all matters relating to this litigation, including the administration, interpretation, effectuation or enforcement of the Stipulation and this Order and Final Judgment, including, without limitation, the injunction set forth in paragraph 4 above.

         8. Without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation.

Dated: New York, New York
       ____________, 1998

                                              __________________________________
                                              JOHN S. MARTIN
                                              UNITED STATES DISTRICT JUDGE